UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2020

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Lundy Avenue, San Jose, CA		95131-1816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	QUIK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Definitive Material Agreement.

On May 6, 2020, QuickLogic Corporation (“QuickLogic”) entered into a loan with Heritage Bank of Commerce as the lender (“Lender”) in an aggregate principal amount of $1,191,687.77 (the “Loan”) pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27 (the “CARES Act”), as implemented by the U.S. Small Business Administration.

The Loan is evidenced by a promissory note (the “Note”) dated May 6, 2020, and matures two (2) years from the disbursement date. The Note bears interest at a rate of 1.00% per annum, with the first six (6) months of interest deferred. Principal and interest are payable monthly commencing 6 months after the disbursement date and may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The Note contains customary events of default relating to, among other things, payment defaults or breaches of the terms of the Note. Upon the occurrence of an event of default, the Lender may require immediate repayment of all amounts outstanding under the Note.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP. The Loan is subject to forgiveness to the extent proceeds are used for payroll costs, including payments required to continue group health care benefits, and certain rent, utility, and mortgage interest expenses (collectively, “Qualifying Expenses”), pursuant to the terms and limitations of the PPP Loan Forgiveness Guidance. Non-payroll costs shall not exceed 25% of the forgiven amount. The Company intends to use the Loan amount for Qualifying Expenses. However, no assurance is provided that the Company will obtain forgiveness of the Loan in whole or in part. The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.02 Results of Operation and Financial Condition.

On May 11, 2020, QuickLogic Corporation (“QuickLogic”) issued a press release regarding its financial results for the fiscal 2020 first quarter ended March 29, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

QuickLogic is making reference to non-GAAP financial information in the press release. A reconciliation of GAAP to non-GAAP results is provided in the attached Exhibit 99.1 press release.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K incorporated into this Item 2.03 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01(d) Exhibits.

The following exhibit is furnished as a part of this report:

10.1	Promissory Note between QuickLogic and Heritage Bank dated May 6, 2020.
99.1	Press release of QuickLogic Corporation reporting financial results for the fiscal 2020 first quarter ended March 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2020	QuickLogic Corporation

/s/ Suping (Sue) Cheung
Suping (Sue) Cheung Vice President, Finance and Chief Financial Officer